Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of February 15, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Apache	Mid March	62-65	Next to Hunt for one well (25 days) @$65-67K, then to ADTI for two months @$64-66K

Rig 15	Baker Marine Big Foot III	85	GOM	Shipyard	NA	NA	Departing shipyard 2/17-2/19, depending on weather. Then back to Bois D’Arc for 81 days @$51-53K. Negotiating extension

Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Early June	68-70	Dayrate increases to $84-86K in early March. Then to ADTI for 30 days @$84-86K, plus 2 options at same dayrate

Rig 21	Pacific Coast Engineering MC	120	GOM	Shipyard	NA	NA	Estimated completion of repairs in late Q1’06. Then back to Chevron under evergreen contract with dayrate indexed monthly to market

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Evergreen	67-69	Dayrate indexed monthly to market. To shipyard in late March for estimated 28 days for top drive installation. Will receive full dayrate for 21 days during upgrade

Rig 26	Marathon LeTourneau 150-44-C	150	GOM	Shipyard	NA	NA	Undergoing refurbishment. Expected to enter service during Q1 2007. Bidding internationally

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Late April	66-68	Next to Hellis through late-Oct. @$84-86K

International
Rig 16	Offshore Company IC	170	Mid. East	Shipyard	NA	NA	Undergoing refurbishment. Negotiating LOI in Middle East. Expected to enter service during April 2006

Rig 31	Bethlehem JU 250 MS	250	Asia	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during Q3 2006

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.
(2)	We have excluded Rig 25 from this status sheet. The rig was severely damaged during Hurricane Katrina. We are awaiting the insurance assessment and expect the rig to be a constructive total loss.

Hercules Offshore Liftboat Fleet Status

		January 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments	Bidding
Gulf of Mexico
260	1	0	NA	NA	NA	Waiting on Coast Guard certification. Expected to enter service in February	$25,000- $26,000

230	3	3	19,744	62	67%	One vessel in drydock and one vessel in for safety update during January	$19,500- $20,500

190-215	4	4	13,362	68	55%	Two vessels in drydock during January and February	$14,000- $16,000

140-150	5	5	8,623	155	100%	All active vessels working in January and February.	$7,200- $8,500

120-130	15	14	6,974	374	86%	Three vessels in drydock during January. Two vessel in drydock during February.	$5,000- $6,500

105	14	12	5,332	306	82%	Two vessels in drydock in January and four vessels in drydock during February.	$5,000- $5,500

Sub-total/Average	42	38	7,989	965	82%

Nigeria
130-170	4	4	9,808	121	98%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006.	NA

Total/Average	46	42	8,191	1,086	83%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats, one cold-stacked 120 class liftboat, and one 260 class liftboat that had not yet entered service.
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q1’05 for the vessels owned at that time was as follows: 230’ - $14,002, 190-215’ - $10,503, 140-150’ - $7,039, 120-130’ - $4,800, 105’ - $3,732.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ prospectus dated October 26, 2005 and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.